UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2019

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	SPAR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      Appointment of Director

On August 8, 2019, Spartan Motors, Inc. (the “Company”) announced that its Board of Directors has increased the size of the current Board to nine members and appointed Angela K. Freeman to the Board, effective August 5, 2019. Ms. Freeman will serve as a member of the Human Resources and Compensation Committee. Since 2015 Ms. Freeman has served as Chief Human Resources Officer of C.H. Robinson, a global provider of multimodal logistics services. From 2012 to 2014, Ms. Freeman served as Vice President Human Resources for C.H. Robinson.

Ms. Freeman will be a nominee for reelection at the Company’s annual meeting of shareholders to be held in 2020. There are no arrangements or understandings between Ms. Freeman and any other person pursuant to which she was selected as a director, nor are there any transactions in which Ms. Freeman has an interest requiring disclosures under Item 404(a) of Regulation S-K. Ms. Freeman will receive the standard compensation arrangements for the Company’s non-employee directors, including an annual retainer and share-based compensation.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

99.1	Press Release dated August 8, 2019 regarding the appointment of Angela K. Freeman to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: August 8, 2019	/s/ Frederick J. Sohm
By: Frederick J. Sohm
Its: Chief Financial Officer

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